FOR RELEASE February 12, 2007

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES RESULTS FOR THE QUARTER AND NINE MONTHS ENDED DECEMBER 31, 2006

BETHESDA, MARYLAND – February 12, 2007 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced profitable results for the quarter and nine months ended December 31, 2006.

Revenue for the quarter ended December 31, 2006 was $30.3 million, a 34% increase over revenue of $22.6 million in the quarter ended December 31, 2005. Net income from continuing operations for the quarter ended December 31, 2006 was $.7 million, or earnings per basic share on continuing operations of $0.10. This compares to a net income from continuing operations of $.4 million, or earnings per basic share on continuing operations of $0.07 for the quarter ended December 31, 2005.

Revenue for the nine months ended December 31, 2006 was $81.2 million, a 20% increase over revenue of $67.6 million in the nine months ended December 31, 2005. Net income from continuing operations for the nine months ended December 31, 2006 was $2.3 million, or earnings per basic share on continuing operations of $0.34. This compares to net income from continuing operations of $ 47,000, or net income per basic share on continuing operations of $0.01 for the nine months ended December 31, 2005.

The Company’s balance sheet as of December 31, 2006 shows cash, cash equivalents and restricted cash of $10.2 million, total assets of $61.5 million, a current ratio of 1.7:1 and stockholders’ equity of $26.7 million.

Roberta Lipson, Chindex CEO commented on the results for the quarter: “Our continuing bottom line profitability on a consolidated basis this quarter was highlighted by the increases in the profitability of our Healthcare Services division. This was fueled by continued growth in both the Beijing and Shanghai markets. Our development program for new United Family Healthcare facilities in Guangzhou and Beijing is gaining momentum. We will soon kickoff our market entry program in Guangzhou with a clinic operation which will precede our main hospital facility. Our Medical Products division reported a slight loss on the quarter due to lower than normal gross margins on some large multi-unit sales and discrete charges for inventory write-down and doubtful account reserves. The division remains profitable year-to-date however and we are on track to meet our objectives for this year in spite of continued challenges in the marketplace.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, 950 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2006, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2006	2005	2006	2005
Product sales	$17,628	$12,701	$46,115	$41,262
Healthcare services revenue	12,716	9,920	35,124	26,289

Total revenue	30,344	22,621	81,239	67,551

Cost and expenses
Product sales costs	13,700	9,353	34,949	31,218
Healthcare services costs	11,023	9,151	30,020	24,559
Selling and marketing expenses	2,619	2,367	7,205	7,395
General and administrative expenses	1,828	1,316	5,359	4,165

Income from continuing operations	1,174	434	3,706	214
Other (expenses) and income
Interest expense	(185)	(203)	(571)	(397)
Interest income	64	50	188	117
Miscellaneous (expense) – net	(7)	(59)	(2)	23

Income (loss) from continuing operations before income taxes	1,046	222	3,321	(43)
(Provision for) benefit from income taxes	(367)	217	(987)	90

Net income from continuing operations	679	439	2,334	47
Loss from discontinued operations	0	(902)	(264)	(2,591)

Net income (loss)	$679	$(463)	$2,070	$(2,544)

Net income (loss) per common share — basic
Continuing operations	$.10	$.07	$.34	$.01

Discontinued operations	(.00)	(.14)	(.04)	(.40)

Net income (loss)	$.10	$(.07)	$.30	$(.39)

Weighted average shares outstanding — basic	6,880,642	6,536,122	6,787,848	6,518,042

Net income (loss) per common share — diluted
Continuing operations	$.09	$.06	$.31	$.01

Discontinued operations	(.00)	(.13)	(.04)	(.40)

Net income (loss)	$.09	$(.07)	$.27	$(.39)

Weighted average shares outstanding — diluted	7,609,578	6,935,847	7,611,422	6,921,028

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	December 31, 2006	March 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,979	$9,034
Restricted cash	209	383
Trade accounts receivable, less allowance for doubtful accounts of $2,464 and $2,250, respectively
Product sales receivables	13,542	7,685
Patient service receivables	4,813	5,468
Inventories	6,687	8,681
Deferred income taxes	2,028	177
Other current assets	3,881	2,322
Current assets of discontinued operations	38	1,006

Total current assets	41,177	34,756
Property and equipment, net	18,722	19,119
Long-term deferred income taxes	1,105	2,452
Other assets	474	719

Total assets	$61,478	$57,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,045	$21,727
Short-term portion of capitalized leases	38	50
Short-term debt and vendor financing	1,205	3,080
Income taxes payable	722	143
Current liabilities of discontinued operations	19	748

Total current liabilities	24,029	25,748
Long-term portion of capitalized leases	68	91
Long-term debt and vendor financing	10,663	8,569

Total liabilities	34,760	34,408

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
Common stock – 6,258,843 and 5,946,873 shares issued and outstanding at December 31, 2006 and March 31, 2006, respectively	63	60
Class B stock – 775,000 shares issued and outstanding at December 31, 2006 and March 31, 2006	8	8
Additional paid in capital	38,450	36,436
Accumulated other comprehensive income	68	75
Accumulated deficit	(11,871)	(13,941)

Total stockholders’ equity	26,718	22,638

Total liabilities and stockholders’ equity	$61,478	$57,046

SEGMENT INFORMATION

The Company has two reportable segments: Healthcare Services and Medical Products. Prior to fiscal year 2006, the Company had three reportable segments, Medical Capital Equipment, Healthcare Products Distribution and Healthcare Services. In fiscal 2006, the Company discontinued the retail sales portion of the Healthcare Products Distribution segment and the remaining portion of the segment was grouped together with the Medical Capital Equipment segment to become the Medical Products Division. The following segment information has been restated to reflect the new segment structure. We evaluate performance and allocate resources based on income or loss from continuing operations before income taxes, not including gains or losses on our investment portfolio or foreign exchange gains or losses.

	Healthcare Services		Medical Products	Total
As of December 31, 2006:
Assets	$32,056,000		$29,384,000	$61,440,000
For the three months ended December 31, 2006:

Sales and service revenue	$12,716,000		$17,628,000	$30,344,000
Gross Profit	n/a	*	3,928,000	n/a
Gross Profit %	n/a	*	22%	n/a
Income (loss) from continuing operations before foreign exchange	$1,122,000		$(74,000)	$1,048,000
Foreign exchange gain				126,000

Income from continuing operations				$1,174,000
Other (expense), net				(128,000)

Income from continuing operations before income taxes				$1,046,000

Total consolidated assets of $61,478,000 as of December 31, 2006 include $38,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000		$26,239,000	$56,040,000
For the three months ended December 31, 2005:

Sales and service revenue	$9,920,000		$12,701,000	$22,621,000
Gross Profit	n/a	*	3,348,000	n/a
Gross Profit %	n/a	*	26%	n/a
Income (loss) from continuing operations before foreign exchange	$439,000		$(53,000)	$386,000
Foreign exchange gain				48,000

Income from continuing operations				$434,000
Other (expense), net				(212,000)

Income from continuing operations before income taxes				$222,000

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of December 31, 2006:
Assets	$32,056,000		$29,384,000	$61,440,000
For the nine months ended December 31, 2006:

Sales and service revenue	$35,124,000		$46,115,000	$81,239,000
Gross Profit	n/a	*	11,166,000	n/a
Gross Profit %	n/a	*	24%	n/a
Income from continuing operations before foreign exchange	$3,405,000		$104,000	$3,509,000
Foreign exchange gain				197,000

Income from continuing operations				$3,706,000
Other (expense), net				(385,000)

Income from continuing operations before income taxes				$3,321,000

Total consolidated assets of $61,478,000 as of December 31, 2006 include $38,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

	Healthcare Services		Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000		$26,239,000	$56,040,000
For the nine months ended December 31, 2005:

Sales and service revenue	$26,289,000		$41,262,000	$67,551,000
Gross Profit	n/a	*	10,044,000	n/a
Gross Profit %	n/a	*	24%	n/a
Income (loss) from continuing operations before foreign exchange	$586,000		$(751,000)	$(165,000)
Foreign exchange gain				379,000

Income from continuing operations				$214,000
Other (expense), net				(257,000)

Loss from continuing operations before income taxes				$(43,000)

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business, which was discontinued in fiscal year 2006.

• Gross profit margins are not routinely calculated in the healthcare industry.